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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Manitowoc Company, Inc., and to the incorporation by reference therein of our report dated April 19, 2001, with respect to the consolidated financial statements of Potain Group S.A. included in The Manitowoc Company, Inc.'s Current Report on Form 8-K dated May 9, 2001, filed with the Securities and Exchange Commission.

                                       Ernst and Young Audit

                                       /s/

                                       Represented by Daniel Mary-Dauphin

May 14, 2002
Lyon, France